                     SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                  FORM 8-K/A

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                           THE SECURITIES ACT OF 1934

Date of Report (Date of Earliest Event Reported):  February 25, 1998

                      INTERNATIONAL TECHNOLOGY CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    Delaware                      1-9037                         33-0001212
(STATE OR OTHER           (COMMISSION FILE NUMBER)            (I.R.S. EMPLOYER
 JURISDICTION OF                                             IDENTIFICATION NO.)
 INCORPORATION)


         2790 Mosside Boulevard
        Monroeville, Pennsylvania                     15146-2792
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)              (ZIP CODE)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (412) 372-7701

                                         None
             (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

     This Amendment No. 1 amends and supplements the Current Report on Form 8-K filed by International Technology Corporation with the Securities and Exchange Commission on March 5, 1998.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     The response to Item 7(b) is hereby amended and supplemented by the information set forth below:

     (b)  Pro Forma Financial Information.

             Index to Unaudited Pro Forma Consolidated Financial Statements attached hereto.

     (c)  Exhibits.

             23.1 Consent of Ernst & Young LLP, independent auditors for OHM Corporation.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                              INTERNATIONAL TECHNOLOGY
                              CORPORATION

Date: May 11, 1998            By:  /s/ James M. Redwine
                                  ---------------------
                                 James M. Redwine
                                 Senior Corporate Counsel

                                   Index to
             Unaudited Pro Forma Consolidated Financial Statements

The following pro forma financial information is filed as a part of this Form
8-K:



Unaudited Pro Forma Consolidated Financial Statements..................................................      5

Unaudited Pro Forma Consolidated Balance Sheet as of December 26, 1997.................................      8

Notes to Unaudited Pro Forma Consolidated Balance Sheet................................................      9

Unaudited Pro Forma Consolidated Statement of Operations for the Nine-Months ended December 26, 1997...     13

Unaudited Pro Forma Consolidated Statement of Operations for the Fiscal Year ended March 28, 1997......     14

Notes to Unaudited Pro Forma Consolidated Statements of Operations.....................................     15

             Unaudited Pro Forma Consolidated Financial Statements

The Unaudited Pro Forma Consolidated Statements of Operations of International Technology Corporation (ITC) for the fiscal year ended March 28, 1997 and the nine-months ended December 26, 1997 (the "Pro Forma Statements of Operations"), and the Unaudited Pro Forma Consolidated Balance Sheet of ITC as of December 26, 1997 (the "Pro Forma Balance Sheet" and together with the Pro Forma Statements of Operations, the "Pro Forma Financial Statements"), have been prepared to illustrate the effect of the first step of the Merger Agreement between ITC and OHM dated January 15, 1998 (Merger Agreement). Pursuant to the first step of the Merger Agreement, ITC acquired 13,933,000 shares of OHM Common Stock for $11.50 per share (the "Offer"), which was consummated on February 25, 1998. In connection with the payment for shares of OHM Common Stock in the Offer, OHM repurchased 2,557,231 shares of OHM Common Stock from Rust Services for $11.50 per share ("Repurchase") and made a pro rata distribution of shares of NSC held by OHM to holders of record of shares of OHM Common Stock on the business day immediately preceding the day on which the shares of OHM Common Stock were accepted for payment in the Offer (NSC Distribution). In the second step of the Merger Agreement the remaining issued and outstanding shares of OHM Common Stock will be converted into ITC shares at an exchange ratio (initially 1.394 but adjusted based on certain factors). The effects of the second step of the Merger have not been included in these pro-forma financial statements because the issuance of additional ITC shares is subject to shareholder approval for which a preliminary Registration and Proxy Statement has been filed with the Securities and Exchange Commission.

Because ITC has acquired less than 100% of OHM outstanding stock in the first step of the Merger, the valuation of assets acquired and liabilities assumed are based on a prorata allocation of the fair values of the assets acquired and liabilities assumed (54%) and the historical financial statement carrying amounts of the assets and liabilities of OHM (46%). Transaction costs for the first step of the Merger is estimated to be approximately $16 million and have been included or disclosed where appropriate within the Pro Forma Financial Statements or notes thereto. The first step of the Merger is being financed by credit facilities of up to $240 million which will be refinanced in connection with the consummation of the second step of the Merger. The Pro Forma Financial Statements do not reflect anticipated cost savings from the OHM acquisition, or any synergies that are anticipated to result. There can be no assurance that any such cost savings or synergies will occur. The Pro Forma Statements of Operations give pro forma effect to the Offer, Repurchase, and NSC Distribution as if they had occurred on March 30, 1996. The Pro Forma Balance Sheet gives pro forma effect to the Offer, Repurchase, and NSC Distribution as if they occurred on December 26, 1997. The Pro Forma Financial Statements do not purport to be indicative of the results of operations of financial position of ITC that would have actually been obtained had such transactions been completed as of the assumed dates and for the period presented, or which may be obtained in the future. The pro forma adjustments as described in the accompanying notes and are based upon available information and certain assumptions that ITC believes are reasonable.

The Pro Forma Financial Statements should be read in conjunction with the separate historical consolidated financial statements of ITC and OHM and the related notes thereto, as well as, "Management's Discussion and Analysis of Financial Condition and Results of Operations" of

ITC and OHM all of which are included or incorporated by reference into the respective Forms 10-K and on an interim basis the Forms 10-Q of ITC and OHM filed with the Securities and Exchange Commission.

A preliminary allocation of the purchase price has been made to major categories of assets and liabilities in the accompanying Pro Forma Financial Statements based on available information. The actual allocation of purchase price and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein. Areas where management believes the allocations are preliminary and could substantially change as more information, which management has not yet received, becomes available through changes to the indicated financial statement line item and goodwill are as follows:

                                     ANTICIPATED METHODS/TIMING TO DETERMINE         ESTIMATED RANGE OF POTENTIAL
              AREA                              FINAL ALLOCATION                              ADJUSTMENT

----------------------------------------------------------------------------------------------------------------------

Inventory                           OHM had approximately $13.2 million of      A determination of the effect of
                                    materials and supplies at December 31,      excess quantities cannot be finalized
                                    1997. As a result of the Merger, excess     until a detailed review of materials
                                    quantities of certain types of              and supplies by operational
                                    inventories may exist. Management is        management is completed. A
                                    currently comparing combined quantities     preliminary estimate indicates that
                                    with anticipated requirements which may     up to an additional $3.0 million
                                    result in additional fair market value      potential fair market value decrease
                                    adjustments                                 may be recorded. Fifty-four percent
                                                                                of this potential decrease would
                                                                                impact the ITC balance sheet.

Litigation Accruals                 Management is currently evaluating OHM      Management cannot finalize the
                                    litigation to determine the potential       adjustment until all and open
                                    financial impact of various alternatives    litigation has been analyzed.
                                    to preserve ongoing relationships with      However, a preliminary estimate
                                    customers.                                  indicates that up to an additional
                                                                                $1.5 million potential liability
                                                                                may be required. Fifty-four percent of
                                                                                this potential decrease would impact
                                                                                the ITC balance sheet.

Property, Plant and Equipment       A valuation firm has been engaged to        A preliminary estimate indicates that
                                    appraise the fair value of property,        up to an additional $5.0 million
                                    plant and equipment of OHM.                 decrease in fair value may be
                                                                                required. Fifty-four percent of this
                                                                                potential decrease would impact the
                                                                                ITC balance sheet.

                                     ANTICIPATED METHODS/TIMING TO DETERMINE         ESTIMATED RANGE OF POTENTIAL
              AREA                              FINAL ALLOCATION                              ADJUSTMENT

----------------------------------------------------------------------------------------------------------------------

Transition Accrual including        Management has begun to assess and          A preliminary estimate indicates that
 Lease Termination Costs and        formulate a plan to close certain           up to an additional $6.0 million
 Severance                          duplicate OHM properties located in the     accrual for property lease
                                    same geographic areas as certain ITC        termination, relocation, and
                                    properties and to identify duplicate        severance (all costs related to OHM)
                                    leased equipment and select employees       may be required. Management cannot
                                    from a total labor pool of OHM and ITC      reasonably estimate the impact of
                                    combined. This plan will be finalized,      equipment termination costs until a
                                    approved and communicated prior to          detailed review of equipment leases
                                    twelve months from the Effective Time.      is completed. Fifty-four percent of
                                                                                this potential decrease would impact
                                                                                the ITC balance sheet.

Change of Control, Stock Options    The final change of control and             The adjustment related to finalizing
 and Employment Agreements          employment agreement accruals will be       the stock option payouts would
                                    available subsequent to completion of       primarily be a reclassification from
                                    the evaluation of the agreements and the    liabilities to equity. The additional
                                    actual separation dates of the employees    cost related to employment and change
                                    is known. The impact of the stock           of control agreements is estimated to
                                    options will change based upon whether      be less than $1.0 million.
                                    option holders choose to exercise their
                                    options or convert them into ITC options
                                    with equivalent features. The actual
                                    impact of the options will be finalized
                                    prior to the filing of ITC's fiscal 1998
                                    Form 10-K.

These pro forma adjustments represent ITC's preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that ITC believes to be reasonable. Consequently, the amounts reflected in the Pro Forma Financial Statements are subject to change, and the final amounts may differ substantially.

                 Unaudited Pro Forma Consolidated Balance Sheet

                               December 26, 1997

                                                                  ITC               OHM                              PRO FORMA
                                                           DECEMBER 26, 1997    DECEMBER 31,     PRO FORMA          CONSOLIDATED
                                                                                    1997        ADJUSTMENTS           COMPANY

                                                        --------------------------------------------------------------------------
                                                                                        (In Thousands)
ASSETS
Current assets:
 Cash and cash equivalents                                          $ 54,128        $ 31,784   $(55,912) (b)             $  30,000
 Receivables, net                                                    115,518         118,401          -                    233,919
 Materials and supply inventory at cost                                               13,285       (864) (a)                12,421
 Prepaid expenses and other current assets                             5,588          15,370     (4,362) (a)                16,596
 Deferred income taxes                                                10,370          11,166          -                     21,536
                                                        --------------------------------------------------------------------------
Total current assets                                                 185,604         190,006          -                    314,472

Net property, plant, and equipment                                    39,135          56,610    (14,304) (a)                81,441
Investment in affiliated company                                      16,300           5,637     (5,637) (a)                16,300
Intangible assets, net                                                12,029          46,364    138,318  (a)               196,711
Debt issuance and financing costs                                      3,600           1,114        150  (c)                 4,864
Deferred income taxes                                                 16,751          15,725                                32,476
Other assets                                                          11,030           1,587                                12,617
Long-term assets of discontinued operations                           40,048               -                                40,048
                                                        --------------------------------------------------------------------------
Total assets                                                        $324,497        $317,043                              $698,929
                                                        ==========================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable                                                   $ 38,735        $ 72,692                              $111,427
 Accrued liabilities                                                  29,699          26,501                                56,200
 Billings in excess of revenues                                        1,978           1,530                                 3,508
 Short-term debt, including current portion of
  long-term debt                                                       4,134           8,064                                12,198
 Transition accrual                                                        -               -      6,912  (a)                 6,912
 Shareholder option repurchase                                             -               -     19,600  (d)                19,600
 Employee obligations                                                      -               -      1,500  (d)                 1,500
 Net current liabilities of discontinued operations                   11,168               -                                11,168
                                                        --------------------------------------------------------------------------
Total current liabilities                                             85,714         108,787                               222,513
Long-term debt                                                        65,650          50,041    (65,000) (b)                50,691
Tender offer debt facility                                                 -               -     80,000  (b)                80,000
Tender offer revolver                                                      -               -    134,850  (b)               134,850
Long-term accrued liabilities of discontinued
 operations, net                                                       2,349               -                                 2,349

Other long-term accrued liabilities                                    7,321           4,055                                11,376
Commitments and contingencies                                              -               -
Minority interest                                                          -               -     45,087  (a)                45,087
Stockholders' equity:
 Preferred stock                                                       6,438               -                                 6,438
 Common stock                                                             97           2,742     (2,742) (c)                    97
 Treasury stock at cost                                                  (74)              -                                   (74)
 Additional paid-in capital                                          246,074         142,453   (142,453) (c)               246,074
 Retained earnings (deficit)                                         (89,072)          8,965    (20,365) (c)              (100,472)
                                                        --------------------------------------------------------------------------
Total stockholders' equity                                           163,463         154,160                               152,063
                                                        --------------------------------------------------------------------------
Total liabilities and stockholders' equity                          $324,497        $317,043                              $698,929
                                                        ==========================================================================

See accompanying notes.

            Notes to Unaudited Pro Forma Consolidated Balance Sheet

                               December 26, 1997

(a) The estimated purchase price and preliminary adjustments to historical book value of OHM as a result of the Offer, the Repurchase and the NSC Distribution together with the related financing are as follows (dollars in thousands):

Purchase Price:
      Estimated cash cost of acquired shares                                              $160,230
      Asset acquisition costs                                                                4,574
      Book value of net assets acquired                                                    (52,928)
                                                                             ------------------------
      Purchase price in excess of net assets acquired                                     $111,876
                                                                             ========================
     The book value of net assets acquired consists of:
      Book value of OHM at December 31, 1997                                               154,160
      OHM repurchase of shares from WMX in 1998                                           (29,408) *
      OHM employee benefit accruals which will be charged to expense                      (19,600) *
      Shareholder option repurchase in 1998                                                (1,500) *
      NSC Distribution                                                                     (5,637) *
                                                                             ------------------------
      Adjusted book value                                                                   98,015
      Percentage acquired                                                                       54%
                                                                             ------------------------
      ITC book value acquired                                                              $52,928
                                                                             ========================
      The minority interest is equal to 46% or $45,087 of the adjusted book value
     Preliminary allocation of purchase price in excess of net assets acquired:
       Write down to 54% of fair value duplicate management information
        system and property, plant and equipment amounts                                  $(14,304)

       Write down of excess inventory to fair value                                           (864)
       Transition accrual, including severance ($6.5 million), and lease termination costs ($6.3 million) recognized in accordance with EITF
        95-3 at 54%                                                                         (6,912)


       Reduction of other assets by 54% fair value (deferred proposal costs)
                                                                                            (4,362)
       Estimated goodwill                                                                  138,318
                                                                             ------------------------
                                                                                          $111,876
                                                                             ========================

* Amount to be recognized in OHM's historical income statement prior to the Merger.

Management has begun to assess and formulate a plan to close certain OHM and ITC properties located in the same geographic areas and to reduce consolidated employment. To the extent that OHM employees and/or facilities are not retained, the impact of any severance obligations and lease termination costs and leasehold improvements will affect the purchase price allocation. The pro forma balance sheet includes an estimated accrual of approximately $6.9 million for 54% of the estimated severance and lease termination costs. This plan will be finalized, approved and communicated prior to twelve months from the Effective Time.

Primarily as a result of OHM and ITC operating within the same industry for many of the same customers, management does not believe that identifiable intangibles, other than residual goodwill, was acquired in the transaction.

(b) Reflects the financing for the Offer and Merger as follows (dollars in thousands):

     Sources of Financing:
      Tender offer term loan facility                                                     $ 80,000
      Tender offer revolver                                                                134,850
      Consolidated cash of ITC and OHM                                                      85,912
                                                                                        -----------
      Total sources of financing                                                          $300,762
                                                                                        ===========
    Uses of Financing Amounts:
     Cash consideration for Offer (13,933,000 shares @ $11.50)                            $160,233
     Repayment of existing ITC debt (current and long-term)                                 65,000
     OHM repurchase of shares from WMX (2,557,231 shares @ $11.50 per share)
                                                                                            29,408
     Working capital purposes                                                               30,000
     Fees and expenses                                                                      16,121
                                                                                         ----------
     Total uses of financing amounts                                                      $300,762
                                                                                         ==========

The tender revolver and the term loan provide an aggregate principal amount up to $160 million and $80 million, respectively payable 270 days of the execution of the Tender Offer.

Fees and expenses of approximately $16.1 million consist of bridge loan costs of approximately $3.7 million, breakage costs (early debt payment premium) of approximately $7.8 million and asset acquisition costs of approximately $4.6 million. The asset acquisition costs consist primarily of investment banking, legal and accounting fees.

The adjustment to long-term debt of $65,000 represents repayment of certain existing ITC debt as detailed above. The repayment of this debt amount is nondiscretionary and an integral part of the acquisition of OHM. The consolidated cash of ITC and OHM of $85,912 net of amount to be retained for working capital purposes of $30,000 represents the estimate of existing cash to be used to finance the transaction of $55,912.

(c) The adjustments to common stock, paid-in capital and retained earnings as a result of the Offer and Merger are as follows (dollars in thousands):

   Common Stock:
     OHM repurchase of WMX stock                                                        $    (256)
     Elimination of OHM common stock                                                       (2,486)
                                                                                      -------------
                                                                                        $  (2,742)
                                                                                      =============
   Paid-in Capital:
     OHM repurchase of WMX stock (net of par)                                           $ (29,152)
     Elimination of OHM paid-in capital                                                  (113,301)
                                                                                      -------------
                                                                                        $(142,453)
                                                                                      =============

   Retained Earnings:
     Record OHM employee benefit costs                                                  $ (19,600)
     Shareholder option repurchase                                                         (1,500)
     NSC Distribution                                                                      (5,637)
     Elimination of OHM retained deficit (retained earnings as reported reduced by NSC Distribution, Shareholder Option Repurchase and OHM
      benefit costs)                                                                       17,772


     Refinancing costs (early payment premiums and related costs)                          (7,800)
     Write-off of ITC debt issuance related to refinanced debt                             (3,600)
                                                                                      -------------
                                                                                        $ (20,365)
                                                                                      =============

   The pro forma increase in debt issue costs of $150 consists of:
     Write-off of ITC debt issue costs related to refinanced debt                       $  (3,600)
     Capitalized debt issue costs related to Merger Debt Facilities                         3,750
                                                                                      -------------
                                                                                        $     150
                                                                                      =============

(d) To record the following employee benefit costs and option repurchase in OHM's historical income statement prior to closing related to the following (dollars in thousands):

     Change of control  agreements                                                        $ 9,700
     Stock options                                                                          8,400
     Employment agreements                                                                  1,500
                                                                                      -------------
     Total employee obligations                                                           $19,600*
                                                                                      =============
     Shareholder option repurchase                                                        $ 1,500
                                                                                      =============

The estimated pro forma adjustment for change of control agreement of $9.7 million was calculated in accordance with the change of control provisions within each eligible individual's employment agreement. Such accrual was based upon a multiple of historical compensation and benefits and limited by Section 280G of the Code. The estimated adjustment for employment agreements of $1.5 million was calculated in accordance with three individuals' employment agreements which contain change of control provisions. The $732,000 paid to Joseph R. Kirk in accordance with his employment agreement on February 12, 1998 is included in the total accrual of $1.5 million.

The estimated pro forma adjustment for stock options of $8.4 million assumes that all option holders will elect to receive cash for the difference between their exercise price and $11.50 per share. The purchase price of OHM will be impacted to the extent the option holders exercise their options prior to the Merger or convert their options to equivalent ITC options by the difference between $11.50 per share and the equivalent fair value of the ITC shares or options received at the Effective Time. As of December 31, 1997 there were approximately 2.7 million OHM Options outstanding. See footnote 13 to the 1997 OHM Form 10-K for additional information regarding exercise prices of the OHM Options.

Pursuant to the Option Termination Agreement dated January 15, 1998, H. Wayne Huizuenga agreed to terminate options held by him to purchase 1,000,000 shares of OHM Common Stock for a cash payment by OHM of $1.5 million.

(e) ITC's common shares issued and outstanding at December 26, 1997 were 9,733,288.

            Unaudited Pro Forma Consolidated Statement of Operations

                      Nine Months ended December 26, 1997

                                     ITC                      OHM                      BENECO
                                 NINE-MONTH                NINE-MONTH                PRO FORMA                         PRO FORMA
                                PERIOD ENDED              PERIOD ENDED            FIVE-MONTHS ENDED      PRO FORMA      COMBINED
                              DECEMBER 26, 1997           SEPTEMBER 30,             MAY 31, 1997        ADJUSTMENTS    COMPANY (a)
                                                              1997
                           ---------------------------------------------------------------------------------------------------------

                                                         (In Thousands, Except Per Share Data)
Revenues                           $306,178                  $381,467                 $28,580                          $716,225
Cost and expenses:
Cost of revenues                    271,572                   328,833                  28,136                           628,541
Selling, general and
 administrative expenses             21,182                    33,872                   1,653          2,055 (b)         58,762

Special charges                       8,554                    37,877                       -                            46,431
                           ---------------------------------------------------------------------                   -----------------

Operating income (loss)               4,870                   (19,115)                 (1,209)                          (17,509)
Interest, net                        (3,386)                   (3,625)                    156       (14,468) (c)        (21,323)
Equity in net earnings of
 affiliate                                -                      (667)                      -            667 (d)              -

Other, net                                -                      (232)                      5                              (227)
Write-down of investment
 in NSC                                   -                   (14,949)                      -        14,949  (d)              -
                           ---------------------------------------------------------------------                   -----------------

Income (loss) before
 minority interest and
 income taxes                         1,484                   (38,588)                 (1,048)                          (39,059)
Minority interest                         -                         -                       -         7,458  (h)          7,458
                           ---------------------------------------------------------------------                   -----------------

Income (loss) before
 income taxes                         1,484                   (33,836)                 (1,048)                          (31,601)
(Provision) benefit for
 income taxes                        (4,316)                   12,479                       -         5,397  (e)         13,560
                           --------------------------------------------------------------------                    -----------------

Net income (loss)                    (2,832)                  (26,109)                 (1,048)                          (18,041)
Less preferred stock
 dividends                           (4,609)                        -                       -                            (4,609)
Net loss applicable to     ----------------------------------------------                                          -----------------
 common stock                      $ (7,441)                 $(26,109)                                                 $(22,650)
                           ==============================================                                          ================

Basic and diluted loss per
 share                                                                                                                   $(2.33) (f)

                                                                                                                   =================

Weighted average shares
 outstanding (000s)                $  9,739                                                                            $  9,739
                           ================                                                                        =================


See accompanying notes.

            Unaudited Pro Forma Consolidated Statement of Operations

                           Year ended March 28, 1997

                                  ITC                    OHM                    BENECO
                               NINE-MONTH            NINE-MONTH               PRO FORMA                          PRO FORMA
                              PERIOD ENDED          PERIOD ENDED          FIVE-MONTHS ENDED       PRO FORMA       COMBINED
                           DECEMBER 26, 1997     SEPTEMBER 30, 1997       DECEMBER 31, 1996      ADJUSTMENTS    COMPANY (A)

                        ---------------------------------------------------------------------------------------------------
                                                         (In Thousands, Except Per Share Data)

Revenues                            $362,131                $550,984                   $71,830                     $984,945
Cost and expenses:
 Cost of revenues                    323,993                 478,924                    66,055                      868,972
 Selling, general and
  administrative
  expenses                            33,431                  49,250                     2,157   3,028  (b)          87,866


 Restructuring charge                  8,403                                                                          8,403
                        ----------------------------------------------------------------------              ---------------
Operating income (loss)               (3,696)                 22,810                     3,618                       19,704
Equity in net earnings
 of affiliate                                                    748                             (748) (d)               --

Other income (expense)                                           296                        12                          308
Interest, net                         (5,260)                 (6,963)                      258   (16,735) (c)       (28,700)
                        ----------------------------------------------------------------------              ---------------
Income (loss) from
 continuing operations
 before minority
 interest and income
 taxes                                (8,956)                 16,891                     3,888                       (8,688)




Minority interest                                                                                (5,764) (h)         (5,764)
                        ----------------------------------------------------------------------              ---------------
Income (less) before
 income taxes                         (8,956)                 16,891                     3,888                      (14,452)

Benefit (provision) for
 income taxes                            179                  (5,376)                            7,376  (e)           2,179

                        ----------------------------------------------------------------------              ---------------
Net loss                              (8,777)                 11,515                     3,888                      (12,273)
Less preferred stock
 dividends                            (4,916)                                                                        (4,916)
                        ----------------------------------------------------------------------              ---------------

Net loss applicable to
 common stock                       $(13,693)               $ 11,515                                               $(17,189)
                        ======================================================================              ===============


Basic and diluted loss
 per share                                                                                                           $(1.86) (f)
                                                                                                            ===============

Weighted average shares
 outstanding (000s)
                                    $  9,227                                                                       $  9,227
                        ====================                                                                ===============

See accompanying notes.

       Notes to Unaudited Pro Forma Consolidated Statements of Operations

                               December 26, 1997


(a) The Pro Forma Statements of Operations assume that the first step of the Merger including the offer, the repurchase and the NSC distribution occurred on March 30, 1996. For purposes of the Pro Forma Statement of Operations for the fiscal year ended March 28, 1997, OHM's historical statement of operations for the year ended December 31, 1996 was consolidated with ITC's historical statement of operations for the fiscal year ended March 28, 1997. For purposes of the Pro Forma Statement of Operations for the nine-month period ended December 26, 1997, OHM's historical statement of operations for the nine-month period ended September 30, 1997 was consolidated with ITC's historical statement of operations for the nine-month period ended December 26, 1997.

     Effective June 1, 1997, OHM acquired all of the outstanding stock of Beneco Enterprises, Inc., a Utah corporation ("Benco") for an aggregate purchase price of $14,700,000. The pro forma results of Beneco for the period January 1, 1997 through May 31, 1997 and the year ended December 31, 1996 have been included in the unaudited pro forma consolidated statements of operations for the nine-months ended December 26, 1997 and the fiscal year ended March 28, 1997, respectively.

(b) The acquisition of 54% of OHM will be accounted for by the purchase method of accounting. Under purchase accounting, the total purchase price will be allocated to the tangible and intangible assets and liabilities of OHM based upon 54% of their estimated fair values. For purposes of this presentation, these estimated fair values are based upon preliminary valuations which are not yet finalized. The estimated maximum impact of potential changes discussed on pages 1-3 on pro forma results of operations for the nine-months ended December 26, 1997 and the year ended March 28, 1997 may be an increase to net loss of approximately $175,500 and $234,000, respectively, or $.02 and $.03 per share, respectively. The estimated maximum adverse impact on the pro forma balance sheet would be an increase in assumed liabilities (accrued liabilities), decrease in current assets (receivables) and a corresponding increase in goodwill totaling approximately $9.4 million. In addition to these exposure items there are other issues that cannot be quantified at this time and could impact purchase price and pro forma results of operations as discussed on pages 1-3. The actual allocation of purchase price and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein. The following represents ITC's preliminary estimate of the effect of the purchase adjustments and the utilization of consistent ITC accounting policies on the Pro Forma Statements Operations:

                                                         Year ended                  NINE-MONTHS ENDED
                                                       MARCH 28, 1997                DECEMBER 26, 1997
                                                            SG&A                           SG&A
                                                 -------------------------------------------------------

     Depreciation                                               $ (280)                       $ (425)
     Amortization of intangibles and goodwill                    3,697                         2,656
     Net capitalization (amortization) of
      deferred proposal costs                                     (550)                         (244)
     OHM amortization of Beneco intangibles
      at 46%                                                       161                            68
                                                 -------------------------------------------------------
     Total increase (decrease)                                  $3,028                        $2,055
                                                 =======================================================

     The adjustments for estimated pro forma depreciation relate to the reduction in depreciation as a result of the write-down to fair value of duplicate management information systems and equipment. The adjustments related to duplicate management information systems and equipment represent the elimination of 54% of the actual historical depreciation expense recorded by OHM during the respective periods as the fair value of these costs is estimated to be zero. The depreciation adjustment related to facilities is the difference between what was actually recorded in the historical financial statements and the amount estimated to be recorded based upon the 54% fair value over 30 years. The adjustments to estimated pro forma amortization relate to the increase in amortization for ITC resulting from the increase of goodwill and the annualization of amortization for the Beneco acquisition of $239,000 and $63,000 for the year ended March 28, 1997 and the nine-months ended December 26, 1997, respectively. Goodwill is being amortized over 40 years. The OHM amortization adjustment relates to 46% of the pro forma Beneco intangible amortization recorded on OHM.

     OHM has historically capitalized the cost associated with preparing large proposals when the recoverability was evaluated as probable. The costs associated with successful awards are then amortized over the life of the related contract. ITC has not assigned any fair value to these deferred amounts in the allocation of the purchase price. This adjustment eliminates the effect of assigning no fair value to these costs.

(c) Reflects adjustments for additional interest expense assuming the Tender Offer Credit Facilities were drawn upon on March 30, 1996. The change in interest expense, in addition to amortization of deferred financing costs, reflects the change in term loans and revolving loans at their rates based on LIBOR plus 1.5% per annum (dollars in millions):

                                                                            YEAR  ENDED MARCH        NINE MONTHS ENDED
                                              RATE            AMOUNT             28, 1997            DECEMBER 26, 1997
                                       ------------------------------------------------------------------------------------
Tender Offer Credit Facilities:
   Term loan (LIBOR + 1.5%)                        8.2%         $ 80,000                $ 6,560                    $ 4,920
   Revolving credit facility (LIBOR +
    1.5%)                                          8.2%          134,850                 11,058                      8,294

  OHM debt not refinanced                       Various           58,105                  6,164                      4,297
  ITC's  debt not refinanced                         8%            4,784                    383                        287
  Amortization of capitalized
   financing fees                                    -             3,750                  3,750                      3,750
                                       ------------------------------------------------------------------------------------
  Total pro forma interest expense                                                       27,915                     21,548
  Less: Historical interest expense                                                      14,255                      9,386
                                                                           ------------------------------------------------
  Total pro forma interest expense                                                       13,660                     12,162
  Foregone interest income                                                                3,075                      2,306
                                                                           ------------------------------------------------
  Total adjustment                                                                      $16,735                    $14,468
                                                                           ================================================

    The OHM interest expense on debt not refinanced includes additional interest expense of $956,000 and $398,000 for the year ended March 28, 1997 and the nine-months ended December 26, 1997, respectively, as a result of the issuance of the $5.0 million in face value of 7.25% notes under the terms of the Beneco agreement and borrowings made under OHM's revolving credit agreement for cash payments of $9.7 million under the terms of such agreement. The interest rate used for the revolver was 6.3467% based on the variable rate borrowings of OHM at the date of acquisition.

    As a result of the utilization of $55,912 in cash to fund the acquisition lost investment earnings was estimated using the average rate of interest earned in 1997 of 5.5%.

    Before interest income, the estimated pro forma effect of a 1/8% change in the assumed variable interest rate on pro forma results of operations is approximately $280,687 and $210,516 for the year ended March 28, 1997 and the nine-months ended December 26, 1997, respectively.

(d) Remove NSC Corporation equity earnings and other amounts because its shares are distributed concurrent with the Offer.

(e) Adjustment to reflect income taxes at an amount which would have been recognized on a pro forma basis assuming the consolidated entity would generate future taxable income sufficient to realize the deferred tax benefit recognized. The difference between the statutory rate and the effective rates are primarily related to nontax-deductible goodwill amortization as follows:

                                                          YEAR ENDED           NINE-MONTHS ENDED
                                                        MARCH 28, 1997         DECEMBER 26, 1997
                                                   -----------------------------------------------

  Pro forma loss before taxes                                   $(14,452)                 $(31,601)
  Permanent difference related to goodwill
   amortization                                                    4,617                     3,463

  Minority interest taxes                                         (2,925)                    3,841
                                                   -----------------------------------------------
  Estimated pro forma taxable loss                               (12,760)                  (24,297)
  Estimated statutory tax rate                                       x40%                      x40%
                                                   -----------------------------------------------
  Pro forma tax benefit                                            5,104                     9,719
  Reverse minority interest taxes                                 (2,925)                    3,841
                                                   -----------------------------------------------
                                                                $  2,179                  $ 13,560
                                                   ===============================================

(f) Basic and diluted loss per share has been calculated utilizing the weighted average of ITC shares outstanding during the periods.

(g) Material nonrecurring charges (pretax) that result directly from the transaction and will be included within twelve months after the transaction that have not been considered in the Pro Forma Consolidated Statement of Operation are as follows:

        Refinancing costs                                                                 $ 7,800
        Write-off of ITC debt issue costs related to refinanced debt                        3,600
                                                                                 -------------------
                                                                                          $11,400
                                                                                 ===================

    The refinancing costs and write-off of ITC debt issue costs related to refinanced debt will be recorded as an extraordinary item in the statement of operations of ITC. Management of ITC estimates that a charge, estimated to range from $5.0 million to $7.0 million, will also be included in its operations within twelve months after the transaction related to closure of certain ITC facilities duplicated by OHM facilities in the same area and severance for certain ITC employees.

(h) Record minority interest expense equal to 46% of the pro forma income statement of OHM.

                                 EXHIBIT INDEX

Exhibit No.    Description

    23.1       Consent of Ernst & Young LLP, independent auditors of OHM
               Corporation.